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                                                                     EXHIBIT 9.2

                         DATED AS OF DECEMBER 29, 1998


                         HOLLYWOOD CASINO CORPORATION
                            VOTING TRUST AGREEMENT

                               - by and among -

                           SHAWN DENISE BRADSHAW AND
                             MICHAEL SHANNAN PRATT

                                    - and -

                             WILLIAM D. PRATT, SR.
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                            VOTING TRUST AGREEMENT


  THIS VOTING TRUST AGREEMENT (the "Agreement") is made and entered into as of the 29th day of December, 1998, by and among SHAWN DENISE BRADSHAW and MICHAEL SHANNAN PRATT ("Shareholders") and WILLIAM D. PRATT, SR. ("Proxy").

                              W I T N E S E T H :
                              -------------------

  WHEREAS, Shareholder Shawn Denise Bradshaw is an adult individual residing at 6229 Genoa Road, Fort Worth, Texas 76116 and Shareholder Michael Shannan Pratt is an adult individual residing at 577 Fern Avenue, Elmhurst, Illinois 60126; and

  WHEREAS, each Shareholder is the owner, either directly, indirectly or beneficially, of shares of the issued and outstanding Class A Common Stock (the "Stock") of Hollywood Casino Corporation, a corporation duly organized and existing under the laws of the State of Delaware (the "Corporation"), and specified on Exhibit "A" attached hereto and made a part hereof; and

  WHEREAS, Proxy is an adult individual residing at 5505 Westgrove Drive, Dallas, Texas 75248; and

  WHEREAS, Shareholders, having a special trust and confidence in Proxy, wish to irrevocably assign all of Shareholders' voting and other rights incident to the Stock in Proxy under the terms and pursuant to the conditions set forth in this Agreement;

  NOW, THEREFORE, for and in consideration of the mutual promises, representations, covenants, agreements, understandings and undertakings hereinafter set forth, Shareholders and Proxy do hereby covenant and agree as follows:
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1. APPOINTMENT OF PROXY.  Each Shareholder hereby (a) irrevocably appoints
Proxy as his or her attorney-in-fact and (b) irrevocably grants and assigns to Proxy any and all voting rights such Shareholder may now have, or may during the Term of this Agreement acquire, all with respect to the Stock owned by such Shareholder.

2. PROXY'S DUTIES/LIMITATION OF LIABILITY. In the discharge of his obligations under this Agreement, Proxy shall have the right to vote the Stock in such form and manner as Proxy, in the exercise of good faith and his prudent business judgment, may deem in the best interests of Shareholders. Other than as specifically set forth in this Paragraph 2, Proxy shall have no further duties or obligations owing to Shareholders with regard to the Stock. Provided Proxy acts pursuant to this Agreement in the exercise of good faith and his prudent business judgment, Proxy shall not be personally liable to any person or entity for any act or omission to act under this Agreement.

3. COVENANT NOT TO INFLUENCE. Each Shareholder hereby covenants and agrees that he or she shall not exercise or attempt to exercise, directly or indirectly, any control or influence over Proxy with regard to any matter concerning the voting of the Stock.

4. DISPOSITION OF THE STOCK. Except as otherwise provided in this Paragraph 4, Shareholders, during the Term of this Agreement, shall not transfer, sell, dispose of, assign, hypothecate or otherwise encumber the Stock without the prior written approval of Proxy.

5. RELATIONSHIP BETWEEN SHAREHOLDERS AND PROXY. Except as otherwise specifically set forth in this Agreement, nothing contained or set forth in this Agreement shall be construed so as to create any fiduciary or other relationship between Shareholders and Proxy. In the course of exercising his duties under this Agreement, Proxy shall not be entitled to receive any compensation or other remuneration from Shareholders, provided, however, that Proxy shall be entitled

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to retain and pay, on account of and for the benefit of Shareholders, such professional service providers as Proxy may deem necessary or desirable. In such event, Proxy shall pay for, and Shareholders shall reimburse Proxy for, the costs of such professional service providers.

6. SUCCESSOR TRUSTEE. In the event Proxy is unable or unwilling to serve, Shareholders shall have the right to appoint a Successor Proxy. Any such Successor Proxy shall assume all rights and responsibilities of Proxy pursuant to this Agreement but shall not be responsible for any acts or failures to act which occurred prior to such Successor Proxy assuming all rights and responsibilities of Proxy under this Agreement.

7. EFFECTIVE DATE/TERM/TERMINATION.

   (a) EFFECTIVE DATE AND TERM. This Agreement shall become effective as of the date and year first above written and shall continue in force until December 31, 2001, unless sooner terminated as provided in Paragraph 7(b) of this Agreement (the "Term").

   (b) TERMINATION. This Agreement shall immediately terminate upon the occurrence of Shareholders' sale of all of the Stock pursuant to the provisions of Paragraph 4 of this Agreement.

8. BEST EVIDENCE. This Agreement shall be executed in original and "Xerox" or photostatic copies and each copy bearing original signatures of Shareholders and Proxy in ink shall be deemed an original.

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9.  SUCCESSION. Subject to the provisions of Paragraph 6 of this Agreement, this
Agreement shall be binding upon and inure to the benefits of Shareholders' and Proxy's respective heirs, successors and assigns.

10. AMENDMENT OR MODIFICATION. This Agreement may not be amended or modified except upon a writing (i) signed by both Shareholders and Proxy and (ii) approved, if required, by any gaming regulatory authority having jurisdiction.

11. ASSIGNMENT. This Agreement shall not be assigned by either Shareholders or Proxy without the prior written consent of the non-assigning party. Any purported assignment in violation of the provisions of this Paragraph 11 shall be deemed null and void and shall have no force or effect.

12. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, except to the extent that applicable gaming laws, rules and regulations and applicable resolutions and requirements of gaming regulatory authorities having jurisdiction shall necessarily control and govern.

13. NOTICES. Any and all written notices required by this Agreement shall be either (i) hand delivered, (ii) mailed via certified mail, return receipt requested, (iii) telecopied (with confirmed answerback) or (iv) delivered via any commercial courier service, addressed to the following:

TO SHAREHOLDERS:   Shawn Denise Bradshaw
----------------
                   6229 Genoa Road
                   Fort Worth, Texas 76116

                   Michael Shannan Pratt
                   577 Fern Avenue
                   Elmhurst, Illinois 60126

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TO PROXY:          William D. Pratt, Sr.
---------
                   5505 Westgrove Drive
                   Dallas, Texas 75248

WITH COPIES TO:    General Counsel
---------------
                   Hollywood Casino Corporation
                   Two Galleria Tower, Suite 2200
                   13455 Noel Road, LB 48
                   Dallas, Texas 75240

All notices hand delivered shall be deemed delivered as of the date actually delivered. All notices mailed via certified mail, return receipt requested, shall be deemed delivered as of four (4) business days after the date postmarked. All notices delivered by telecopy shall be effective upon receipt
of the confirmed answerback.   All notices delivered via a commercial courier
service shall be deemed delivered as of the next business day after the date entrusted to such commercial courier service. Any changes in any of the addresses listed in this Paragraph 13 shall be made by written notice as provided in this Paragraph 13.

14. INTERPRETATION. The preamble recitals to this Agreement are incorporated into and made a part of this Agreement. Titles of paragraphs are for convenience only and are not to be considered a part of this Agreement.

15. PAROL. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and this Agreement supersedes any prior understandings, agreements or undertakings.

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   IN WITNESS WHEREOF, Shareholders and Proxy have executed and delivered this
Agreement as of the date and year first above written.

WITNESS:

    /s/ Roberta Hamann                       /s/ Michael Shannan Pratt
--------------------------------         ---------------------------------------
                                         MICHAEL SHANNAN PRATT, Shareholder

WITNESS:



    /s/ Roberta Hamann                       /s/ Shawn Denise Bradshaw
--------------------------------         ---------------------------------------
                                         SHAWN DENISE BRADSHAW, Shareholder


WITNESS:


    /s/ Roberta Hamann                       /s/ William D. Pratt, Sr.
--------------------------------         ---------------------------------------
                                             WILLIAM D. PRATT, SR., Proxy

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                                  EXHIBIT "A"
                                  -----------

1. Shawn Denise Bradshaw, 190,544 shares of the common stock of Hollywood Casino Corporation

2. Michael Shannan Pratt, 190,544 shares of the common stock of Hollywood Casino Corporation